                                     SCHEDULE 14A INFORMATION
                         Proxy Statement Pursuant to Section 14(a) of the
                                 Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

.......................Health-Chem Corporation.....................
             (Name of Registrant as Specified in Its Charter)


.......................Health-Chem Corporation.....................
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        1)  Title of each class of securities to which transaction applies:
            ...............................................................

        2)  Aggregate number of securities to which transaction applies:
            ...............................................................

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/
            ...............................................................

        4)  Proposed maximum aggregate value of transaction:
            ...............................................................

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.










[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount previously paid:
            ...............................................................

        2)  Form, Schedule or Registration Statement No.:
            ...............................................................

        3)  Filing Party:
            ...............................................................

        4)  Date Filed:
            ...............................................................

                           HEALTH-CHEM CORPORATION
                        1212 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK  10036

                              ________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held May 11, 1995

To the Stockholders of Health-Chem Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of Health-Chem Corporation (the "Company") will be held at the Holiday Inn Holidome and Conference Center, 2000 Loucks Road, York, Pennsylvania, on May 11, 1995 at 9:00 A.M. (local time) for the following purposes:

         1.      To elect ten directors.

         2.      To approve the adoption of the 1995 Performance Equity
                 Plan.

         3. To transact any such other business as may come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 24, 1995 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

         A proxy and return envelope are enclosed for your convenience.

                                          By Order of the Board of Directors

                                          Marvin M. Speiser,
                                          Chairman of the Board and President

March 31, 1995

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS
ENCLOSED FOR YOUR CONVENIENCE.  PROMPT RETURN OF THE PROXY WILL
ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

                       HEALTH-CHEM CORPORATION
                     1212 AVENUE OF THE AMERICAS
                      NEW YORK, NEW YORK  10036

                          _________________

                           PROXY STATEMENT
                          _________________

         This Proxy Statement is furnished to the stockholders of Health-Chem Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Company (the "Meeting") to be held on May 11, 1995 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the enclosed proxy will commence on March 31, 1995.

         Only stockholders of record at the close of business on March 24, 1995, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Company had outstanding for purposes of voting at the Meeting
7,980,424 shares of common stock, par value $.01 per share (the
"Common Stock").  See "Security Ownership of Certain Beneficial
Owners and Management."

         Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the Meeting. Action on any other matter is approved by a majority vote of the outstanding shares of Common Stock present and entitled to vote at the Meeting.

         Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted or by submitting a duly executed proxy bearing a later date. Attendance at the Meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Meeting at any time prior to the voting of the proxy.

         The Board of Directors does not know of any matter that is expected to be presented for consideration at the Meeting other than as is described in this Proxy Statement. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

         All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the proxy will be voted for the nominees for election as directors of the Company listed below and for the adoption of the 1995 Performance Equity Plan (the "1995 Plan"). Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. With respect to the adoption of the 1995 Plan, abstentions and broker non-votes will each have the same effect as a negative vote.

         The address of the Company's principal executive office is 1212 Avenue of the Americas, New York, New York 10036.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Board of Directors may, from time to time, fix the number of directors constituting the Board of Directors to be not less than three and not more than fifteen. The Board of Directors currently consists of ten members. At the Meeting, ten directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Set forth below are the names of the nominees for director, their ages, principal occupations and business experience for at least the previous five years. All of the nominees are presently directors of the Company. It is the intention of the persons named in the enclosed proxy to vote for the election as directors of the persons named in the table below unless a contrary direction is indicated on the enclosed proxy. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the persons named in the enclosed proxy reserve the right to substitute another person of their choice in his place. The holders of Common Stock are entitled to one vote per share. The election of each director will require the affirmative vote of a plurality of the votes cast at the Meeting.

Name                              Age(1)        Principal Occupation
----                              ------        --------------------
Steven Bernstein                    38          Senior Vice President
                                                of the Company

Matthew Goldstein, Ph.D.            53          President of Baruch College
                                                of the City University of
                                                New York

Samuel R. Goodson                   65          President of Pacific
                                                Combining Corporation

Paul R. Moeller                     48          Vice President-Finance
                                                of the Company and
                                                President of the Hercon
                                                Environmental division of
                                                Hercon Laboratories
                                                Corporation

Eugene Roshwalb                     55          Certified Public
                                                Accountant

Bruce M. Schloss                    39          Vice President, Secretary
                                                and General Counsel of
                                                the Company

Gregory P. Speiser(2)               38          Associate Director of
                                                Bear, Stearns & Co., Inc.

Marvin M. Speiser(2)                69          Chairman of the Board and
                                                President of the Company

Robert D. Speiser(2)                41          Executive Vice President of
                                                the Company and President
                                                of Hercon Laboratories
                                                Corporation

Milton Y. Zussman                   73          Attorney

(1)      Age as of March 1, 1995.
(2)      Marvin M. Speiser is the father of Robert D. Speiser and
         Gregory P. Speiser.

         The following are summaries of the business experience during at least the last five years of each of the persons nominated for election as a director of the Company.

         Steven Bernstein is an industrial engineer. He has been Senior Vice President of the Company since April 1, 1994. From September 1986 to March 1994, Mr. Bernstein served as Vice President-Operations of the Company.
Prior thereto, he was Vice President-Operations of Union Broach Corporation, a former wholly-owned subsidiary of the Company ("Union Broach"). Mr. Bernstein was elected a director of the Company in December 1988.

         Matthew Goldstein, Ph.D. has served as President of Baruch College of the City University of New York ("The University") since September 1991. Dr. Goldstein was the Acting Vice Chancellor for Academic Affairs for The University from December 1990 to September 1991. He was President of the Research Foundation of The University from 1982 to August 1991. Dr. Goldstein is also a member of the Board of Trustees of the Bronx-Lebanon Hospital Center and of the Board of Directors of the Jean Cocteau Repertory, ex-officio. He became a director of the Company in March 1994.

         Samuel R. Goodson has served as President of Pacific Combining Corporation, a wholly-owned subsidiary of the Company ("Pacific"), for more than five years. He was elected a director of the Company in November 1989.

         Paul R. Moeller is a certified public accountant. In September 1985, he joined the Company as Group Controller. He has been Vice President-Finance of the Company since November 1988 and President of the Hercon Environmental division ("Hercon Environmental") of the Company's 98.5% owned subsidiary, Hercon Laboratories Corporation ("Hercon"), since January 1992. Mr. Moeller was elected a director in December 1988.

         Eugene Roshwalb is a certified public accountant. He has maintained a practice as a sole practitioner for more than five years. He became a director of the Company in March 1991.

         Bruce M. Schloss is an attorney. He has been General Counsel of the Company since September 1991, Vice President since May 1992 and Secretary since October 1991. Mr. Schloss has been a practicing attorney in New York City for more than fourteen years. Prior to joining the Company, Mr. Schloss was a member of the firm of McLaughlin & Stern, Ballen and Ballen since April 1989. He was an associate at that firm from February 1984 to March 1989.
Mr. Schloss was elected a director of the Company in May 1994.

         Gregory P. Speiser has been an Associate Director of Bear, Stearns
& Co., Inc., since November 1993. From October 1992 to October 1993, Mr. Speiser served as Managing Director of Safian Investment Research ("Safian"), an investment research and advisory firm. From October 1991 to September 1992, he was a Vice President and Portfolio Manager/Investment Adviser with Safian. Mr. Speiser was a Managing Director of Stuyvesant Capital Management Corp. from December 1988 through September 1991. Stuyvesant was the Company's investment advisor from December 1988 to December 1992. He was elected a director of the Company in August 1987.

         Marvin M. Speiser has served as Chairman of the Board of Directors of the Company and President since December 1976.

         Robert D. Speiser has been Executive Vice President of the Company since April 1, 1994 and President of Hercon since May 1990. From October 1986 to March 1994, he served as Senior Vice President of the Company. Mr. Speiser also served as President of Union Broach from January 1983 through November 1993. Prior to 1986, he served as Vice President of the Company. Mr. Speiser was elected a director of the Company in February 1983.

         Milton Y. Zussman has been an attorney operating as a sole practitioner for more than five years. Mr. Zussman also serves as Chairman of the Board of Directors of United Community Services of Metropolitan Detroit. He became a director of the Company in March 1991.


Directors' Fees, Committees and Meetings

         The Company does not compensate its employee directors for services rendered as directors. Non-employee directors receive $1,250 per month and an additional fee of $500 for each meeting of the Board of Directors attended and $500 for each committee meeting attended that is independently scheduled. Non-employee directors were also reimbursed for expenses incurred in attending such meetings. In addition, in 1994 the Company paid $60,000 for the benefit of Mr. Gregory Speiser, a non-employee director, for consulting services rendered to the Company in connection with investment strategy and the Company's repurchase of its 10 3/8% convertible subordinated debentures. Mr. Eugene Roshwalb, a non-employee director, was provided with the use of a leased automobile for consulting services rendered to the Company in connection with the resolution of certain workers' compensation rate disputes. The adjusted annual lease value of this automobile in 1994 was $4,267.

         During 1994, the Board of Directors held five meetings. During such period no director participated in fewer than 80% of the aggregate of the number of meetings of the Board of Directors and committees thereof of which such director was a member. The Board of Directors has, among others, an Audit Committee and a Compensation Committee. The Committees receive their authority and assignments from the Board of Directors and report to the Board. The Audit and Compensation Committees are currently composed of Eugene Roshwalb and Milton Y. Zussman, who are non-employee directors.

         The Audit Committee, among other things, is empowered to recommend to the Board of Directors the engagement of the independent auditors and to review the scope and procedures of the activities of the independent auditors and their reports on their audits. The Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their responsibilities. The Audit Committee met twice during the last year.

         The Compensation Committee is empowered to make recommendations to the Board of Directors relating to the overall compensation arrangements for senior management of the Company and to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee is also responsible for the administration of the Company's stock option and performance equity plans and is the approving authority for management's recommendations with respect to option grants. The Compensation Committee met five times during 1994.

        The Company does not have a standing nomination committee.

                            EXECUTIVE OFFICERS

The following are the executive officers of the Company:


Officers                      Position                        Age(1)
--------                      --------                        ------
Marvin M. Speiser(2)          Chairman of the Board             69
                              and President

Robert D. Speiser(2)          Executive Vice President of       41
                              the Company and President
                              of Hercon

Steven Bernstein              Senior Vice President             38

Samuel R. Goodson             President of Pacific              65

Donald E. Kauffman, Jr.       Vice President-Manufacturing      40
                              of Hercon

Murray Lieber                 Vice President-Marketing          56
                              of Hercon

Peter F. McKernan             Executive Vice President          41
                              of Herculite

Elio P. Mariani, Ph.D.        Senior Vice President             55
                              of Hercon

James N. Merrill              Executive Vice President          39
                              of Herculite

Paul R. Moeller               Vice President-Finance and        48
                              President of Hercon
                              Environmental

Alberto R. Quisumbing, Ph.D.  Vice President-Environmental      47
                              Product Development of Hercon

Bruce M. Schloss              Vice President, Secretary         39
                              and General Counsel

James W. Walter               Vice President-Production of      66
                              Pacific

(1)      As of March 1, 1995
(2)      Marvin M. Speiser is the father of Robert D. Speiser.


         The following is a summary of the business experience during at least the last five years of all executive officers of the Company and its subsidiaries who are not directors or nominees for election as directors. Each of the officers serves at the discretion of the Board of Directors of the Company or its subsidiary, as the case may be, from the date of his election until the next annual meeting of the Board of Directors of the Company or its subsidiary or until his successor is elected and qualified, subject to earlier termination by removal or resignation.

         Donald E. Kauffman, Jr. has been Vice President-Manufacturing of Hercon since July 1987. Mr. Kauffman joined the Company in June 1976 and has served in various positions prior to becoming a Vice President of Hercon in 1987.

         Murray Lieber has been Vice President-Marketing of Hercon since June 1992. From September 1989 to June 1992 he was Vice President, Account Supervisor at Klemtner Advertising, a pharmaceutical advertising agency. Mr. Lieber was Vice President of Diversified Health Affiliates, Inc., a pharmaceutical and health care consulting firm, from January 1988 to September 1989. Prior thereto, Mr. Lieber held positions in marketing and business development at companies including Berlex Laboratories (a division of Schering AG), Roche Laboratories, and Warner-Chilcott Laboratories (a division of Warner Lambert Company).

         Peter F. McKernan has been an Executive Vice President of Herculite Products, Inc., a wholly-owned subsidiary of the Company ("Herculite"), since June 1993. For more than ten years prior thereto, Mr. McKernan was employed by the BTR Group of companies, a British industrial manufacturing concern where, for in excess of five years prior to June 1993, Mr. McKernan served as a Director of Business Development.

         Elio P. Mariani, Ph.D. has served as Senior Vice President of Hercon since April 1993. Dr. Mariani joined Hercon as Vice President-Research and Development of Hercon in April 1992. From December 1989 to March 1992, Dr. Mariani was employed by Pharmaceutical Basics, Inc., a pharmaceutical division of Akzo N.V. He served as Vice President-Research and Development of Pharmaceutical Basics until May 1990, when he became Vice President-Research and Development and Regulatory Affairs. From 1983 until November 1989, Dr. Mariani was Section Head with Sterling Winthrop Research Institute, a division of Sterling Drug, Inc.

         James N. Merrill has been an Executive Vice President of Herculite since June 1993. Mr. Merrill joined Herculite in 1983 as Industrial Sales Manager. From July 1986 to June 1993, he served as Vice President-Sales and Marketing of Herculite. Mr. Merrill also served as President of Hercon Environmental from April 1989 to December 1991.

         Alberto R. Quisumbing, Ph.D. has been Vice President-Environmental Product Development of Hercon since April 1989. Dr. Quisumbing joined the Company in April 1975 as Field Applications Manager and has served in various positions prior to becoming a Vice President of Hercon.

         James W. Walter has been Vice President-Production of Pacific since July 1985.


                            SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

(a) As of February 28, 1995, other than as set forth in the following table, the Company knows of no other person or "group" (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of any class of the Company's voting securities. The following table contains, as to each class of the Company's voting securities, the name and address of each such 5% beneficial owner, the amount of securities of such class beneficially owned, and the percent of such class beneficially owned.

                                                        Number of Shares
                                                        Beneficially Owned
                  Name and address                      as of                  Percent
Title of Class    of Beneficial Owner                   February 28, 1995(1)   of Class
--------------    -------------------                   --------------------   --------
Common Stock      Marvin M. Speiser(2)                  3,724,597(3)(4)        45.76%

                  Laura G. and Marvin M.
                   Speiser Trust(2)                     3,724,597(5)           45.76%

                  Dimensional Fund Advisors Inc.        470,600(6)              5.90%
                         1299 Ocean Avenue
                         Santa Monica, CA  90401
________________________



(1) The information concerning security holders is based upon information furnished to the Company by such security holder. Except as otherwise indicated, all of the shares are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2) Address is c/o Health-Chem Corporation, 1212 Avenue of the Americas, New York, NY 10036.

(3) Includes the following shares of Common Stock: (i) 266,664 shares owned by Lauralei Investors, Inc. ("Lauralei"), of which Mr. Speiser and his wife, Laura G. Speiser, are the sole stockholders; (ii) 204,000 shares owned by Laurvin Corporation ("Laurvin"), in which Mr. Speiser owns preferred stock convertible into 98% of its voting common stock; (iii) 144,000 shares which Mr. Speiser would receive upon the exercise of all stock options which are currently exercisable or exercisable within sixty days; (iv) 14,651 shares which Mr. Speiser would receive upon conversion of 10 3/8% convertible subordinated debentures; (v) 924,436 shares held by the Laura
         G. and Marvin M. Speiser Trust (the "Trust"), of which Laura
         G. Speiser and Marvin M. Speiser serve as trustees; and (vi) 388,157 shares of Common Stock owned by Laura G. Speiser. Marvin M. Speiser disclaims beneficial ownership of the shares of Common Stock referenced in (vi) above.

(4) Includes: (i) 1,207,689 shares of Common Stock which the Company has the right to acquire pursuant to an Option Agreement, dated as of December 28, 1990, between Mr. Speiser and the Company as amended on August 30, 1991 (the "1991 Option Shares"); and (ii) 575,000 shares of Common Stock which the Company has the right to acquire pursuant to a Stock Purchase and Option Agreement, dated as of July 15, 1994, between Mr. Speiser and the Company (the "1994 Option Shares") (see "Interest of Management in Certain Transactions"). Until such time as the Company purchases the 1991 Option Shares and/or the 1994 Option Shares, Mr. Speiser has agreed to vote all such Option Shares on all matters for which stockholders are entitled to vote substantially in the same proportion as all other shares of the Company's Common Stock are voted at any special or annual meeting of stockholders of the Company. The Company cannot currently exercise such options due to certain restrictions contained in the indenture relating to its 10 3/8% convertible subordinated debentures.


(5) Includes the following shares of Common Stock: (i) 924,436 shares of Common Stock held by the Trust; (ii) 266,664 shares of Common Stock owned by Lauralei; (iii) 204,000 shares of Common Stock owned by Laurvin; (iv) options granted to Marvin
         M. Speiser to purchase 144,000 shares of Common Stock which are currently exercisable or exercisable within 60 days; (v) 14,651 shares of Common Stock which Marvin M. Speiser would receive upon the conversion of 10 3/8% convertible subordinated debentures; (vi) 1,782,689 shares of Common Stock owned by Marvin M. Speiser; and (vii) 388,157 shares of Common Stock owned by Laura G. Speiser. The Trust disclaims beneficial ownership of all shares of Common Stock other than those referenced in (i) above.

         Laura G. Speiser disclaims beneficial ownership of all shares of Common Stock other than those referenced in (i) and (vii) above.

(6) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 470,600 shares of Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.


(b) As of February 28, 1995, each director of the Company, each of the Company's current executive officers named in the Summary Compensation Table below and all directors and officers of the Company, as a group, beneficially owned the following amounts (and percentages) of each class of the voting securities of the Company.

                                                    Number of Shares
                                                    Beneficially Owned
                          Name of                   as of                  Percent
Title of Class            Beneficial Owner          February 28, 1995(1)   of Class
--------------            ----------------          --------------------   --------
Common Stock              Steven Bernstein             33,500(2)               *
Common Stock              Matthew Goldstein                 0                  0
Common Stock              Samuel R. Goodson             6,000(2)               *
Common Stock              Murray Lieber                 5,000(2)               *
Common Stock              Elio P. Mariani               6,000(2)               *
Common Stock              Paul R. Moeller              15,000(2)               *
Common Stock              Eugene Roshwalb               5,000                  *
Common Stock              Bruce M. Schloss              6,000(2)               *
Common Stock              Gregory P. Speiser              777(3)               *
Common Stock              Marvin M. Speiser         3,724,597(2)(3)(4)       45.76%
Common Stock              Robert D. Speiser            78,626(2)(3)            *
Common Stock              Milton Y. Zussman            24,854(3)               *
Common Stock              All directors and
                          officers as a group       3,942,454(5)             47.45%
                                 (17 Persons)
______________________

*  Indicates ownership of less than one percent (1%) of class.

(1) The information concerning security holders is based upon information furnished to the Company by such security holder. Except as otherwise indicated, all of the shares are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2) Includes the following shares of Common Stock subject to stock options which are currently exercisable or exercisable within 60 days: Mr. Bernstein - 33,500; Mr. Goodson - 6,000; Mr. Lieber - 1,000; Dr. Mariani - 6,000; Mr. Moeller - 15,000; Mr. Schloss - 6,000; Mr. Marvin M. Speiser -144,000; and Mr. Robert D. Speiser - 52,000.

(3) Includes the following shares of Common Stock which the named individual would receive upon the conversion of 10 3/8% convertible subordinated debentures: Mr. Gregory P. Speiser - 512; Mr. Marvin M. Speiser - 14,651; Mr. Robert D. Speiser - 9,426; and Mr. Zussman - 2,254.

(4) See footnote (3) to the table under (a) above for the number of shares with respect to which Mr. Marvin M. Speiser has the right to acquire beneficial ownership and footnote (4) to the table under (a) as to the beneficial ownership of certain other shares.


(5) Includes the following shares of Common Stock: (i) 300,600 shares which twelve of such persons would receive upon the exercise of stock options which are either currently exercisable, or exercisable within 60 days; (ii) 26,843 shares which would be acquired by four of such persons upon the conversion of 10 3/8% convertible subordinated debentures; and
         (iii) an aggregate of 470,664 shares owned by entities controlled by or for the benefit of certain relatives of three of such persons, all of which shares are or may be deemed to be beneficially owned by such persons.

                           EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation of each of the Chief Executive Officer and the four most highly-compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last three fiscal years.

                        SUMMARY COMPENSATION TABLE
Name                                                                                        Long-term
and                                                                Other                    Compensation
Principal                    Annual Compensation                   Annual                   Awards          All  Other
Position                 Year    Salary           Bonus(1)         Compensation(2)(4)       Options     Compensation(3)(4)
-----------------------  ----    --------         ----------       ------------------       ----------- ------------------
Marvin M. Speiser        1994    $395,070         $152,075         $101,749                 30,000          $34,428
Chairman and Chief       1993     363,753          451,950          109,322                 20,000           27,480
Executive Officer (5)    1992     340,835            ---             54,544                 50,000           21,989

Robert D. Speiser        1994    $212,644         $152,075          $13,481                 20,000          $   510
Executive Vice President 1993     195,788          394,573(6)         6,876                 20,000            1,927
and President-Hercon     1992     183,500            ---             24,234                 20,000              330
Laboratories Corporation

Elio P. Mariani          1994    $165,039         $ 76,038         $  1,432                 10,000          $ 1,350
Senior Vice President-   1993     155,626          197,287            5,635                 10,000              864
Hercon Laboratories      1992     103,173           13,889          102,361                 10,000              504
Corporation

Murray Lieber            1994    $121,031         $ 30,415         $    742                  7,500          $ 1,179
Vice President-          1993     114,962           78,915              301                  5,000              945
Marketing-Hercon         1992      66,769           11,667             ---                   ---                340
Laboratories Corporation

Bruce M. Schloss         1994    $135,039         $  ---           $  9,136                 10,000          $   194
Vice President and       1993     125,077           15,000            5,196                 10,000              180
General Counsel          1992     118,295            ---               ---                  10,000              167



(1) Bonuses paid for 1994 to named executive officers were based on increases in earnings of Hercon's pharmaceutical division over such entity's average earnings for the preceding two calendar years.

(2) For 1994, includes the following: Marvin M. Speiser - $42,046 for tax preparation and legal services.

(3) Represents the term cost value of all excess group life insurance policies on behalf of the named individuals. For
         Marvin M. Speiser, also includes the term cost value of individual insurance purchased, which for 1994 was $28,128.

(4) Does not include information with respect to personal benefits provided to the named individuals which do not exceed disclosure thresholds established under Securities and Exchange Commission rules.

(5)      Marvin M. Speiser is compensated pursuant to an Employment
         Agreement with the Company which expires on December 31, 1996.
         Mr. Speiser's Employment Agreement provides for a base salary of $415,552 per annum commencing as of September 1, 1994. The
         Employment Agreement further provides for a bonus each year equal to 10% of the excess, if any, of Herculite's net income over the average net income for the preceding two calendar years and a bonus each year equal to 10% of the excess, if any, of Hercon's net income over the average net income for the preceding two calendar years.

(6)      From time to time between September and December 1993, Robert
         D. Speiser, Executive Vice President of the Company, borrowed funds from the Company, the aggregate amounts of which were at all times less than the then accrued but unpaid bonus payable to him in 1994. The largest aggregate amount outstanding in 1994 was $347,000. Interest on the indebtedness was imputed in conformance with IRS regulations. The indebtedness was repaid in February 1994.


                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable
                                                                                            Value at Assumed
                                                                                            Annual Rates of
                                                                                                Stock
                                                                                            Price Appreciation
                                                                                                 for
                                            Individual Grants                                   Option Term (2)
                                            -----------------                              --------------------
                                          % of Total
                                          Options          Exercise
                         Options          Granted to       or Base
                         Granted          Employees in     Price           Expiration
Name                     (#)(1)           Fiscal Year      ($/Sh)             Date          5%($)   10%($)
----                     -------          ------------     --------        ----------       -----   ------
Marvin M. Speiser        30,000              16.76         3.25            5/3/04           61,317  155,390

Robert D. Speiser        20,000              11.17         3.25            5/3/04           40,878  103,593

Elio P. Mariani          10,000               5.59         3.25            5/3/04           20,439   51,797

Murray Lieber             7,500               4.19         3.25            5/3/04           15,329   38,847

Bruce M. Schloss         10,000               5.59         3.25            5/3/04           20,439   51,797


(1) The options were granted under the 1986 Stock Option Plan, and are subject to a vesting schedule pursuant to which, in general, the options become exercisable at a rate of 20% per year commencing one year after the date of grant provided the holder of the option remains employed by the Company. Options may not be exercised beyond three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for up to one year following termination.

(2) The assumed rates are compounded annually for the full term of the options.



                                   AGGREGATED OPTION EXERCISES IN LAST
                                FISCAL YEAR AND FISCAL YEAR END OPTION VALUE
                                                               Number of            Value of Unexercised
                                                               Unexercised            In-the-Money
                                                               Options at              Options at
                                                               12/31/94                 12/31/94(2)
                         Shares Acquired                       Exercisable/           Exercisable/
                         on Exercises (1)   Value Realized     Unexercisable           Unexercisable
Name                           (#)              ($)(1)              (#)                    ($)
----                     ----------------   --------------     -------------        --------------------
Marvin M. Speiser            ---               ---             144,000/76,000       12,500/18,750

Robert D. Speiser            ---               ---              52,000/48,000        5,000/7,500

Elio P. Mariani              ---               ---               6,000/24,000        2,500/3,750

Murray Lieber                ---               ---               1,000/11,500            0/0

Bruce M. Schloss             ---               ---               6,000/24,000        2,500/3,750


(1) None of the named executive officers exercised any stock options during the fiscal year ended December 31, 1994.

(2)      Based upon the closing sale price of the Company's Common
         Stock on December 31, 1994 on the American Stock Exchange minus the respective option exercise price.

                            STOCK PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return for the five years ended December 31, 1994 based upon the market price of the Company's Common Stock, with the cumulative total return on the AMEX Market Value Index and a defined peer group based on (a) similar market capitalization as of December 31, 1994 and
(b) comparable sales performance over the five year period. The Company has elected to compare its yearly percentage change in total stockholder return against a market capitalization peer group because the Company operates in several lines of business and financial information on the Company's competitors in the synthetic fabric industry is not publicly available. The Company therefore does not believe that it can reasonably identify an industry-based peer group. The graph assumes a $100 investment on December 31, 1989 and the reinvestment of any and all dividends.



                            HEALTH-CHEM CORPORATION
              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        Health-Chem Corporation, AMEX Market Value Index and Market
                         Capitalization Peer Group*


                                                          Market
                 Health-Chem       AMEX Market        Capitalization
  Date           Corporation       Value Index           Peer Group
--------         -----------       -----------        --------------

12/31/89             100               100                  100
12/31/90              35                81                   59
12/31/91              53               102                   82
12/31/92             100               106                  104
12/31/93             176               126                  103
12/31/94             147               115                   86




-----------------------------

*        Includes Diodes, Inc., Galileo Electro Optics Corp., GNI
         Group, Inc. New Brunswick Scientific, Inc. and Varitronic
         Systems, Inc.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The Compensation Committee of the Board of Directors (the "Committee") is composed of two independent outside directors of the Company. During 1994, the Committee met on five occasions to carry out its responsibilities including the development and administration of policies governing annual compensation for senior executives of the Company.

         In developing and administering these policies, the Committee has focused on compensating Company executives: on a competitive basis with other comparably sized and managed companies; in a manner consistent and supportive of overall Company objectives; and, through a compensation plan which balances the longer and shorter-term strategic initiatives of the Company. Consistent with compensation program objectives identified in last year's Compensation Committee Report, the Committee intends that the executive compensation program will:

         (1) reward executives for strategic management and enhancement of stockholder value;

         (2) reflect each executive's success at resolving key operational issues;

         (3)     facilitate both the short and long-term planning process;
                 and

         (4) attract and retain key executives believed to be critical to the long-term success of the Company.

         The Company's compensation program for executive officers generally consists of a fixed base salary, performance-related bonus awards and long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company.

         In reviewing the Company and executives' performance over the past fiscal year, the Committee took into consideration, among other things, the following performance factors in making its compensation recommendations: continued increases in the Company's income from operations and stockholders' equity and continued implementation of materials management and cost control programs.


         Finally, the Committee engaged an outside compensation consulting firm during the 1994 fiscal year. This firm conducted a study to provide the Committee with objective, independent information regarding overall content, market competitiveness, long-term vs. short-term balance, and performance-vs.-pay element of the Company's compensation plan. The Committee considered the results of this study in the development of the executive compensation program.

Base Salary

         The Company's base salary is intended to provide a competitive remuneration for services provided to the Company over a one year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company. In determining these amounts, the Committee takes into consideration regional and national compensation information for comparable companies, industry patterns, and levels of responsibility for each executive. The independent compensation survey mentioned above has been used to assist in determining the adequacy and appropriateness of these base salary amounts.


Short-Term Incentives

         Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program ties executive compensation directly back to operating profitability in each of the Company's subsidiary and/or divisional entities. Through this program, in 1994 each named executive's actual bonus payment was derived from specific measures of company performance. Depending on management level and seniority, executives within each entity are able to earn a percentage of the improvement in earnings over the average earnings for the preceding two calendar years within the entity.



Long-Term Incentives

         In keeping with its desire to align long-term executive compensation with long-term shareholder value improvements, the Committee has again awarded stock option grants to executives of the Company. Recognizing the value of these grants in motivating long-term strategic decision making, the use of the stock options in compensating other members of Company management was again expanded beyond the named executive officers. In 1994, the five named executive officers received 77,500 stock options. In addition, another 101,500 options were granted to other officers, managers and key employees of the Company and its subsidiary entities. All options were granted at an exercise price equal to the grant date market price, making the options valuable to these executives, managers and key employees only if the share price appreciates. The options become exercisable ratably over the next five years as long as the optionee remains an employee of the Company. Consistent with the objectives of the Compensation Committee, the Company has proposed the 1995 Performance Equity Plan for shareholder ratification in this proxy statement.


Chief Executive Officer

         Through August 31, 1994, Mr. Marvin M. Speiser, Chief Executive Officer, was compensated under a previously disclosed compensation contract between himself and the Company. As of September 1, 1994, the Company and Mr. Speiser agreed to an extension of Mr. Speiser's compensation contract through year-end 1996.

         Pursuant to the 1994 compensation contract, Mr. Speiser received an increase in his base salary of 8% over the prior year's level, adjusted proportionately for the balance of 1994. In addition to his base salary, Mr. Speiser is eligible to participate in the short-term and long-term incentive programs outlined above for the other named officers. During 1994, the amount of Mr. Speiser's short-term incentive bonus was calculated based on the improvement in earnings over the average earnings for the preceding two calendar years within the Company's Hercon Pharmaceutical division. Based on this formula, Mr. Speiser received a $152,075 bonus payment for fiscal year 1994.

         Finally, Mr. Speiser was granted 30,000 stock options as part of the Company's previously described long-term incentive program. These options were again granted at an exercise price equal to the grant date market price, and therefore attain value only through an increase in the publicly traded price per share. The options become exercisable ratably over a five year period.

         The Committee believes that Mr. Speiser's compensation reflects his contribution to the Company and the achievement of specific long-term and short-term objectives of the Company. In addition to the Company's financial performance, the Committee has taken into consideration a number of other managerial and leadership factors, including the spearheading of programs related to cost containment and materials management.


                                  Compensation Committee

                                  Eugene Roshwalb
                                  Milton Y. Zussman




                   INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

         (1) Between April 12, 1994 and May 16, 1994, Marvin M. Speiser, the Company's Chairman of the Board, borrowed funds from the Company, the largest aggregate principal amount outstanding being $125,000. The rate of interest paid by Mr. Speiser was at all times equal to the rate of interest charged to the Company under its then outstanding line of credit agreement. $100,000 of the indebtedness was repaid on June 1, 1994 and the balance was repaid on August 3, 1994.

         (2) On July 15, 1994, the Company exercised its option, pursuant to a Put-Call Agreement dated July 12, 1991, by and between National Union Fire Insurance Company of Pittsburgh, PA ("National Union") and the Company, to purchase from National Union 525,000 shares of the Company's Common Stock, par value $.01 per share, at $2.00 per share. These shares, which have been retired by the Company into its treasury, had been issued to National Union in July 1991 as part of a settlement between National Union and the Company involving payments under a directors' and officers' liability policy issued by National Union covering the directors of the Company.

         In compliance with certain restrictive covenants under the indenture, dated as of April 1, 1981, between Bankers Trust Company and the Company governing the Company's 10 3/8% Convertible Subordinated Debentures due April 15, 1999 (the "Indenture"), the Company paid for the 525,000 shares from the substantially concurrent sale to Marvin M. Speiser of 575,000 shares of the Company's treasury stock (the "1994 Option Shares") at $2.00 per share.

The sale to Mr. Speiser was made pursuant to a Stock Purchase and Option Agreement, dated July 15, 1994, wherein Mr. Speiser granted to the Company an option to purchase the 1994 Option Shares at any time on or after July 15, 1994 until June 30, 1999 at a purchase price equal to $2.00 per share (the same purchase price as the 1994 Option Shares were sold to Mr. Speiser) plus an amount equal to the aggregate interest accrued and paid or unpaid under a loan made by The First National Bank of Maryland (the "Bank") to Mr. Speiser to purchase the 1994 Option Shares (the "Speiser Loan"), or any replacement loan therefor. As part of the Stock Purchase and Option Agreement, Mr. Speiser has agreed to vote the 1994 Option Shares in the same proportion as all other shares of Common Stock are voted at any special or annual meeting of stockholders of the Company.


         In connection with the Speiser Loan, the Company agreed to pledge to the Bank certain cash equivalent collateral in exchange for the written agreement by Mr. Speiser and his wife, Laura G. Speiser (collectively "the Speisers") to indemnify and hold the Company harmless from and against any and all losses that the Company may suffer as a result of the foreclosure by the Bank on the pledged collateral in connection with the Speiser Loan (the "Indemnification Agreement"). The Indemnification Agreement between the Speisers and the Company is secured by the Speisers' pledge of certain assets having an aggregate net realizable value at least equal to the collateral pledged by the Company to the Bank in connection with the Speiser Loan.

         All of the above-referenced transactions have been approved by the Company's Board of Directors based upon the unanimous favorable recommendation of a special committee of the Board comprised of outside directors which was initially constituted to oversee the exercise of the options granted under the Put-Call Agreement referenced above and which has reviewed the terms of the transactions.


                          PROPOSAL NO. 2

                PROPOSAL TO APPROVE AND ADOPT THE

                     HEALTH-CHEM CORPORATION

                  1995 PERFORMANCE EQUITY PLAN


         On March 21, 1995 the Board adopted the 1995 Performance Equity Plan ("1995 Plan") subject to stockholder approval at the Meeting. The Board believes that in order to attract and retain employees of the highest caliber, provide increased incentive for officers and key employees and to continue to promote the well-being of the Company, it is in the best interests of the Company and its stockholders to provide officers and key employees of the Company and its subsidiaries the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock through the granting of stock or stock related incentive awards. As of March 21, 1995, the last sale price of the Company's Common Stock as reported on the American Stock Exchange was $2.875.

Summary of the 1995 Plan

         The following summary of the 1995 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the 1995 Plan, which is annexed hereto as Exhibit A.



Administration. The 1995 Plan is administered by the Compensation Committee ("Committee") of the Board or any other committee of the Board which the Board may designate to administer the Plan or any portion thereof and determine the terms and conditions of the awards granted under the 1995 Plan. (If no Committee is so designated, then all references herein to "Committee" shall mean the Board.) The Committee has full authority, subject to the provisions of the 1995 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock and/or (v) other stock-based awards (collectively "Awards"). Awards will be evidenced by agreements in such form as the Committee may prescribe.

Shares Subject to the Plan. The 1995 Plan authorizes up to an aggregate of 600,000 shares of the Company's Common Stock to be available for granting of Awards. In any fiscal year of the Company, the maximum number of shares of Common Stock which may be made subject to Awards to any single Holder shall be 100,000 shares. The number of shares of Common Stock authorized by the 1995 Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock dividend, stock split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Company's stock. If any Award is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted.

Eligibility. Awards may be granted to key employees and officers who are deemed to have rendered or to be able to render significant services to the Company and are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Stock Options may only be awarded to employees.

Types of Awards.

         Options. The 1995 Plan provides both for "incentive" stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and for options not qualifying as Incentive Options ("Non-Qualified Options," together with Incentive Options the "Options"), both of which may be granted with any other stock-based award under the 1995 Plan. The exercise price of a Non-Qualified Option may be less than 100% of the fair market value on the date of the grant. The exercise price of an Incentive Option may not be less than 100% of the fair market value on the date of grant (or 110% in case of a grant to a person owning more than 10% of the Company's outstanding voting shares).


         An Incentive Option may only be granted within a 10-year period commencing from May 10, 1995 and may only be exercised within 10 years of the date of the grant (or within 5 years in the case of an Incentive Option granted to a person owning more than 10% of the Company's outstanding voting shares). Subject to any limitations or conditions the Committee may impose, Options may be exercised at any time during the term of the Option by written notice accompanied by payment in full of the purchase price, either in cash or in securities of the Company, or in combination thereof. Options granted under the 1995 Plan are exercisable only by the Holder during his or her lifetime. Options granted under the 1995 Plan may not be transferred other than by will or by the laws of descent and distribution. However, if compliance of the 1995 Plan with Rule 16b-3 would not be adversely affected, the Options may also be transferred, for no consideration, by the Holder to members of the Holder's immediate family, to a trust for the benefit of members of the Holder's immediate family, or to a partnership whose only partners are members of the Holder's immediate family.

         Generally, if the Holder is an employee, no Option, or any portion thereof, granted under the 1995 Plan may be exercised by the Holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Option was granted. Exceptions may apply in circumstances of death, disability or retirement of the employee. In the event of a Change in Control of the Company (as defined in the 1995 Plan), all Options to the extent not then currently exercisable shall become exercisable.

         Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") in conjunction with all or part of any Option granted under the 1995 Plan, or may grant SARs on a free-standing basis. In conjunction with Non-Qualified Options, SARs may be granted either at or after the time of the grant of such Non-Qualified Options. In conjunction with Incentive Options, SARs may be granted only at the time of the grant of such Incentive Options. An SAR entitles the Holder thereof to receive an amount (payable in cash and/or Common Stock as determined by the Committee) equal to the excess fair market value of one share of Common Stock over the SAR price or the exercise price of the related Option, multiplied by the number of shares subject to the SAR.

         Restricted Stock Awards. The Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the 1995 Plan. The Committee determines the restricted period during which the shares of stock may be forfeited.


         Deferred Stock. The Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the 1995 Plan. The Committee determines the deferral period during which time the receipt of the stock is deferred.

         Other Stock-Based Awards. The Committee may grant performance shares and shares of stock valued with reference to the performance of the Company, either alone or in addition to or in tandem with any other Awards under the 1995 Plan. The Committee has discretion to determine the terms and conditions applicable to any such stock-based Awards.

         Performance Measures. Under the 1995 Plan, the receipt of Awards of Restricted Stock and Deferred Stock may be subject to the satisfaction of certain performance measures. The performance measures applicable to a particular Award will be determined by the Committee at the time of grant of such Award. At present, no such Restricted Stock or Deferred Stock Awards are outstanding and, accordingly, no performance measures have been designated by the Committee. Performance measures may be based on a level specified by the Committee for one or more of the following: growth in consolidated or subsidiary net operating profit, growth in consolidated or subsidiary net earnings, performance of the fair market value of the Common Stock in relation to its historical performance and/or that of applicable market indices or market peer groups, or any combination of the foregoing or any other criteria or objectives determined by the Committee. If the performance measures applicable to a particular Award are satisfied, the amount of compensation would be determined as follows: in the case of a Restricted Stock Award, the amount of compensation would equal the number of shares of Restricted Stock subject to such Award multiplied by the value of a share of Common Stock at the time such Restricted Stock vests. In the case of a Deferred Stock Award, the amount of compensation would equal the number of shares of Deferred Stock subject to such Award multiplied by the value of a share of Common Stock at the time such Deferred Stock vests. In the case of Other Stock-Based Awards where the cash payment or other amount is determined by reference to the fair market value of the Common Stock, the amount of compensation payable under such Award would be equal to the nuber of stock-based units which have vested multiplied by the value of the number of shares of Common Stock represented by each such unit at the time of payment.


Withholding Taxes. Upon the exercise of any Award granted under the 1995 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain stringent limitations under the 1995 Plan and at the discretion of the Company, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

Terms and Termination of the 1995 Plan. The 1995 Plan shall be effective as of May 10, 1995 ("Effective Date"), subject to the approval of the 1995 Plan by the stockholders of the Company within one year after the Effective Date. Any Awards granted under the 1995 Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, the approval of the 1995 Plan by the Company's stockholders. If the 1995 Plan is not so approved, all awards granted thereunder shall be of no effect and any shares of Common Stock received by a Holder shall be deemed forfeited and returned to the Company by the Holder. Unless terminated by the Board, the 1995 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 1995 Plan are no longer outstanding.

Amendments to the Plan. The Board may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the 1995 Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without his or her consent.

Section 162(m) of the Code. In general, Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four other most highly compensated executive officers. Certain types of compensation paid to such executives, however, are not subject to the deduction limit, including compensation deemed under the Code to be "performance-based." The determination of whether compensation related to the 1995 Plan is performance-based for purposes of the Code will be dependent upon a number of factors, including stockholder approval of the 1995 Plan. Section 162(m) also prescribes certain procedural requirements in order for compensation to be performance-based, including that such compensation be related to awards granted by a committee comprised of two or more "outside" directors within the meaning of Section 162(m) and that any performace goals to which such compensation may be subject be based upon the specific criteria described in the 1995 Plan. Although the Company has structured the 1995 Plan such that compensation payable with respect to Awards under the 1995 Plan will satisfy the requirements of Section 162(m) of the Code with regard to its performance-based criteria, Awards under the 1995 Plan may be made that do not satisfy such criteria, and there can be no assurance that Awards under the 1995 Plan intended to be "performance-based" will satisfy such criteria and, accordingly, the Company may be limited in the deductions it may take with respect to Awards under the 1995 Plan.


Federal Income Tax Consequences.

The following discussion of the federal income tax consequences of participation in the 1995 Plan is only a summary of the general rules applicable to the grant and exercise of stock options and does not purport to give specific details on every variable and does not cover, among other things, state, local and foreign tax treatment of participation in the 1995 Plan. The information is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Options. The Participant will recognize no taxable income and the Company will not qualify for any deduction upon the grant or exercise of an Incentive Option. Upon a disposition of the shares underlying the Option after the later of two years from the date of grant or one year after the issuance of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment in computing the alternative minimum tax for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant. If Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to two years from the date of the grant of the Option or in the same taxable year as the exercise of the Option, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and
(ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The Participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the Participant held the shares, and the Company will not qualify for a deduction with respect to such excess. In the case of a disposition of shares in the same taxable year as the exercise of the Option, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.


Non-Qualified Options. With respect to Non-Qualified Options (i) upon grant of the Option, the Participant will recognize no income; (ii) upon exercise of the Option (if the shares of Common Stock are not subject to substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Participant held the shares.

         If the shares acquired upon exercise of a Non-Qualified Option are subject to a substantial risk of forfeiture, the Participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

Stock Appreciation Rights. A Participant who receives an SAR will recognize no income on the grant of such SAR but he or she will recognize ordinary compensation income equal to the cash received, and the Company will qualify for a deduction of equal amount subject to the reasonableness of compensation limitation.

         The affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon, present in person or by proxy at the Meeting, is required for approval of the 1995 Plan.

The Board of Directors recommends a vote "FOR" the adoption of this proposal.



                 INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP, independent public accountants, currently audits the Company's books and records.

         Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will be given the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                        ANNUAL REPORT TO STOCKHOLDERS

         A copy of the Company's 1994 Annual Report has been mailed to stockholders of record at the close of business on March 24, 1995 together with this Notice of Meeting and Proxy Statement. The Company files an annual report on Form 10-K with the Securities and Exchange Commission which includes additional information concerning the Company and its operations. This report, except for exhibits, will be furnished to stockholders, without charge, upon written request to the Secretary of the Company.


                           COST OF SOLICITATION

         The Company will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their reasonable expenses incurred in connection therewith.


                          STOCKHOLDER PROPOSALS

         Stockholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in 1996 must submit the same in writing so as to be received at the principal executive office of the Company on or before November 17, 1995. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders proposals.

                                  By Order of the Board of Directors,

                                  Marvin M. Speiser
                                  Chairman of the Board and President

New York, New York

                           HEALTH-CHEM CORPORATION


Proxy Solicited by Board of Directors for the Annual Meeting of Stockholders on May 11, 1995.


The undersigned stockholder of HEALTH-CHEM CORPORATION hereby appoints Marvin
M. Speiser, Robert D. Speiser and Bruce M. Schloss, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of common stock of HEALTH-CHEM CORPORATION which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Holiday Inn Holidome and Conference Center, 2000 Loucks Road, York, Pennsylvania 17404 on May 11, 1995 at 9:00 A.M. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock.

      IMPORTANT - This Proxy must be signed and dated on the reverse side

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


                                                         For All
1.  Election of Directors            For      Withheld   Except nominee(s)
     Nominees:  Steven Bernstein,                        written below
    Matthew Goldstein, Samuel R.
    Goodson, Paul R. Moeller,
    Eugene Roshwalb, Bruce M.                           ___________________
    Schloss, Gregory P. Speiser,
    Marvin M. Speiser, Robert D.
    Speiser, Milton Y. Zussman

2.  Approval of the Company's        For      Against    Abstain
    1995 Performance Equity
    Plan

3.  In their discretion, the
    proxies are authorized to
    vote upon such other business
    as may properly come before
    the meeting


IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided below. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

PLEASE SIGN HERE AND RETURN PROMPTLY



__________________________________________
          (Signature)



__________________________________________
          (Signature)



DATED:   ___________________________, 1995

                              EXHIBIT A

                         HEALTH-CHEM CORPORATION

                      1995 Performance Equity Plan

Section 1.  Purpose; Definitions.

     1.1 Purpose. The purpose of the Health-Chem Corporation ("Company") 1995 Performance Equity Plan ("Plan") is to enable the Company to offer to its key employees and officers whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards which may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

     1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

         (b)  "Award" means an award of Stock under the Plan.

         (c)  "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder.

         (e) "Committee" means the Compensation Committee of the Board or any other committee of the Board, which the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

         (f) "Common Stock" means the Common Stock of the Company, par value $.01 per share.

         (g)  "Company" means Health-Chem Corporation, a Delaware corporation

         (h) "Deferred Stock" means Stock to be received, under an award made pursuant to Section 9 below, at the end of a specified deferral period.

         (i) "Disability" means incapacity by illness or other disability from performing usual employment obligations for a period in excess of 240 days (whether or not consecutive) or 120 days consecutively, as the case may be, during any twelve month period.

         (j)  "Effective Date" means the date set forth in Section 12.

         (k) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the date of grant of an award hereunder, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the date of grant of an award hereunder for which such quotations are reported by the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

         (l) "Holder" means a person who has received an award under the Plan.

         (m) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (o) "Other Stock-Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based upon, Stock.

         (p) "Parent" means any present or future parent corporation of the Company, as such term is defined in Section 424(e) of the Code.

         (q) "Performance Measures" means criteria and objectives determined by the Committee, which are to be satisfied or met during the applicable Restriction Period or Deferral Period as a condition to the Holder's receipt of Restricted Stock or Deferred Stock under Sections 8 and 9, respectively. Such criteria and objectives may include, but are not limited to, growth in consolidated or subsidiary net operating profit, growth in consolidated or subsidiary net earnings, performance of the Fair Market Value of the Common Stock in relation to its historical performance and/or that of applicable market indices or market peer groups, or any combination of the foregoing or any other criteria or objectives determined by the Committee.

         (r) "Plan" means the Health-Chem Corporation 1995 Performance Equity Plan, as hereinafter amended from time to time.

         (s) "Restricted Stock" means Stock, received under an award made pursuant to Section 8 below, that is subject to restrictions under said
Section 8.

         (t) "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as in effect from time to time.

         (u) "SAR Value" means the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in a related Stock Option in the case of a Stock Appreciation Right granted in tandem with a Stock Option and the Stock Appreciation Right price per share in the case of a Stock Appreciation Right awarded on a free standing basis, in each case multiplied by the number of shares in respect of which the Stock Appreciation Right shall be exercised, on the date of exercise.

         (v) "Stock" means the Common Stock of the Company, par value $.01 per share.

         (w) "Stock Appreciation Right" means the right, pursuant to an award granted under Section 7 hereof, to recover an amount equal to the SAR Value.

         (x) "Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

         (y) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

         (z) "Tandem Stock Appreciation Right" means a Stock Appreciation Right granted in tandem with all or part of any Stock Option granted under the Plan.

Section 2.   Administration.

      2.1 Committee Membership. The Plan shall be administered by a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. It is the intent of the Board that the Plan qualify under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") and that Awards hereunder qualify to the extent possible as "performance-based" compensation under Code Section 162(m). To that end, unless otherwise determined by the Board, each Committee member shall be a "disinterested person" as defined in said Rule 16b-3 and as an "outside director" within the meaning of Code Section 162(m). The membership of the Committee shall at all times be comprised of persons so as not to adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, Code
Section 162(m) or with the requirements of any other applicable law, rule or regulation.


      2.2 Powers of Committee. The Committee shall have full authority, subject to Section 4 hereof, to award, pursuant to the terms of the Plan:
(i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock,
(iv) Deferred Stock and/or (v) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

           (a) to select the key employees and officers of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder;

           (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share price, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

           (c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

           (d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash awards made by the Company or any Subsidiary outside of this Plan;

           (e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Stock; and

           (f) to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred which may be either automatic or at the election of the Holder.

      2.3  Interpretation of Plan.

           (a) Committee Authority. Subject to Sections 4.2 and 11 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders. Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.


           (b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Tandem Stock Appreciation Rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3.  Stock Subject to Plan

      3.1 Number of Shares. The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 600,000 shares. Shares of Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Stock that are subject to any Stock Appreciation Right, Restricted Stock, Deferred Stock award or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Only net shares issued upon a stock-for-stock exercise (including stock used for withholding taxes) shall be counted against the number of shares available under the Plan. In any fiscal year of the Company, the maximum number of shares of Common Stock which may be made subject to Awards granted under this Plan to any single Holder shall be 100,000 shares.

      3.2 Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the maximum number of shares of Common Stock which may be made subject to Awards granted hereunder to any single Holder, in the number and exercise price of shares subject to outstanding Options, in the number of shares and Stock Appreciation Right price relating to Stock Appreciation Rights, and in the number of shares subject to, and in the related terms of, other outstanding awards (including but not limited to awards of Restricted Stock, Deferred Stock, Reload Stock Options and Other Stock-Based Awards) granted under the Plan as may be determined to be appropriate by the Committee in order to prevent dilution or enlargement of rights, provided that the number of shares subject to any award shall always be a whole number.

Section 4.  Eligibility.

      4.1 General. Awards may be made or granted to key employees and officers of the Company who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

      4.2 Awards and Grants. The granting of Stock Options and Awards under the Plan shall be determined by the Committee.

Section 5.  General Terms and Conditions.

      5.1 General. With respect to the award or grant of any (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock and/or (v) Other Stock-Based Awards, the following terms and conditions shall apply:

           (a) Six-Month Holding Period. Any equity security granted pursuant to the Plan must be held for six months from the date of grant or, in the case of an option, at least six months elapse from the date of acquisition of the option to the date of disposition of the option (other than upon exercise or conversion) or its underlying equity security;

           (b)  Transferability:

                (i) Incentive Stock Options: Any Stock Option issued pursuant to and intended to be an Incentive Stock Option under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution.

               (ii) Non-Qualified Stock Options: Any Stock Option issued pursuant to the Plan which is not intended to qualify as an Incentive Stock Option, shall not be transferable by the Holder other than by will or the laws of descent and distribution; provided, however, that to the extent that transferability pursuant to the following provisions would not adversely affect the compliance of the Plan with Rule 16b-3, such Stock Option may also be transferred, for no consideration, by the Holder to the following transferees ("Transferee"):

                    (A) a member of the Holder's immediate family. For purposes of this section, "immediate family" shall include only brothers and sisters (whether by the whole or half blood) spouse, parents, and natural or adopted siblings,

                    (B) a trust for the benefit of members of the Holder's immediate family, or

                    (C) a partnership whose only partners are members of the Holder's immediate family,

if the Transferee shall agree to be subject to the same restrictions and conditions as relate to the Holder pursuant to the Plan; and

           (c) Change in Control. In the event of a Change in Control (as defined below), all options to the extent not then currently exercisable shall become immediately exercisable in full.

                As used in this Plan, a "Change in Control" shall be deemed to occur (i) when the Company acquires actual knowledge that any person, as such term is used in the Exchange Act, including Section 14(d)(2) thereof, (other than (a) any employee benefit plan established or maintained by the Company or any of its subsidiaries, (b) Marvin M. Speiser or any member of his immediate family or any affiliate of Marvin M. Speiser or any member of his immediate family, and (c) any person who is deemed to be the beneficial owner of any securities of the Company to which any person in clause (a) or
(b) above are and remain beneficial owners, including, without limitation, any person that is a member of a group (as defined in said Section 14(d)(2) of the Exchange Act) in which any person defined in clause (a) or (b) above is also a member) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (ii) upon the first purchase of the Company's Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or an employee benefit plan established or maintained by the Company or any of its subsidiaries), (iii) upon the approval by the Company's stockholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of Common Stock), (B) a sale or disposition of all or substantially all of the Company's assets or (C) a plan of liquidation or dissolution of the Company, or (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.


Section 6.  Stock Options.

      6.1. Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options and may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-Qualified Stock Option. An Incentive Stock Option may only be granted within the ten year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee ("10% Stockholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary.

      6.2. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

            (a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may be less than 100% of the Fair Market Value of the Stock as defined above; provided, however, that the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock (110%, in the case of a 10% Stockholder).

            (b) Option Term. Subject to the limitations in Section 6.1, the term of each Stock Option shall be fixed by the Committee.

            (c) Exercisability. Subject to Section 5.1 (a) hereinabove, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

            (d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in shares of Stock (including Restricted Stock and other contingent awards under this Plan) or, partly in cash and partly in such Stock, or such other means which the Committee determines are consistent with the Plan's purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock shall be valued at the Fair Market Value of a share of Stock on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Non-Qualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided that, notwithstanding the provisions of Section 9 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

            (e) Termination by Reason of Death. If a Holder's employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

            (f) Termination by Reason of Disability. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

            (g)  Other Termination.  Subject to the provisions of Section
13.3 below and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder's employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to retirement from active employment with the Company or any Subsidiary on or after age 65, then the portion of such Stock Option which has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

            (h) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the amount of aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

            (i) Buyout and Settlement Provisions. The Committee may at any time offer to buy out a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

            (j) Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder.

Section 7.  Stock Appreciation Rights.

      7.1. Grant and Exercise. Stock Appreciation Rights may be granted in tandem with (i.e., Tandem Stock Appreciation Right) or in conjunction with all or part of any Stock Option granted under the Plan or may be granted on a free-standing basis. In the case of a Non-Qualified Stock Option, a Tandem Stock Appreciation Right may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, a Tandem Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

      7.2. Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

            (a) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 6 hereof and this Section 7 and may be subject to the Code with respect to related Incentive Stock Options and such additional limitations on exercisability as shall be determined by the Committee and set forth in the Agreement. Other Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Agreement.

            (b) Termination. A Tandem Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until after the number of shares remaining under the related Stock Option equals the number of shares covered by the Tandem Stock Appreciation Right.

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


            (c) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by a Holder by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive such amount in the form determined pursuant to Section 7.2(d) below. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

            (d) Receipt of SAR Value. Upon the exercise of a Stock Appreciation Right, a Holder shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal to the SAR Value with the Committee having the right to determine the form of payment.

            (e) Effect on Shares Issuable. Upon the exercise of a Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 hereof on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares, if any, issued under the Tandem Stock Appreciation Right at the time of exercise based upon the SAR Value.


Section 8.  Restricted Stock.

      8.1. Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture ("Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards, including, but not limited to, any Performance Measures to which the vesting of the Restricted Stock shall be subject.

      8.2. Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

            (a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

            (b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

            (c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of


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

such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. If Performance Measures are applicable to the award of Restricted Stock, the Committee shall certify the level of Performance Measures attained and the portion of the Restricted Stock which shall become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.


Section 9.  Deferred Stock.

      9.1. Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period ("Deferral Period") during which, and the conditions under which receipt of the shares will be deferred, and all the other terms and conditions of the awards, including, but not limited to, any Performance Measures to which the receipt of the Deferred Stock will be subject.

      9.2. Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

            (a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 9.2(c) below, where applicable), share certificates shall be delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

            (b) Vesting; Forfeiture. Upon the expiration of the Deferral Period (or the Additional Deferral Period, where applicable) with respect to each award of Deferred Stock and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock shall become vested in accordance with the terms of the Agreement. If Performance Measures are applicable to the award of Deferred Stock, the Committee shall certify the level of Performance Measures attained and the portion of the Deferred Stock which shall become vested. Any Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock that has been so forfeited.

            (c) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event ("Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).


Section 10.  Other Stock-Based Awards.

      10.1. Grant and Exercise. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company.

      10.2. Eligibility For Other Stock-Based Awards. The Committee shall determine the eligible persons to whom and the time or times at which grants of such Other Stock-Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards.

      10.3. Terms and Conditions. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 11.  Amendment and Termination.

      The Board may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without his consent.

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


Section 12.  Term of Plan.

      12.1 Effective Date. The Plan shall be effective as of May 10, 1995 ("Effective Date"), subject to the approval of the Plan by the stockholders of the Company within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company's stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

      12.2 Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may only be made during the ten year period following the Effective Date.

Section 13.  General Provisions.

      13.1 Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to, the terms of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 60 days after the Agreement has been delivered to the Holder for his or her execution.

      13.2 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation and the Company shall not be required to segregate any assets in respect of the Plan. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

      13.3  Employees.

            (a) Engaging in Competition With the Company. In the event an employee Holder terminates his employment with the Company or a Subsidiary for any reason whatsoever, and within eighteen (18) months after the date thereof accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise, vesting or payment) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

            (b) Termination for Cause. The Committee may, in the event an employee is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise, vesting or payment) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

            (c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

      13.4 Investment Representations. The Committee may require each person acquiring shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof, or to take any other action which may be required in order to comply with any applicable state securities laws or regulations.

      13.5  Indemnification.   No member of the Board or the Committee, nor
any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

      13.6 Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

      13.7 Withholding Taxes. Not later than the date as of which an amount first becomes includible in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

      13.8 Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

      13.9 Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

     13.10  Compliance with Rule 16b-3.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      13.11 Non-Transferability. Except as otherwise expressly provided in the Plan, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

      13.12 Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, ("1933 Act"), and (ii) the rules and regulations of any securities exchange on which the Stock may be listed.

      13.13 Conflicts. If any of the terms or provisions of the Plan conflict with the requirements of (with respect to Incentive Stock Options)
Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said
Section 422 of the Code. Additionally, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

      13.14 Non-Registered Stock. The shares of Stock being distributed under this Plan have not been registered under the 1933 Act, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Stock on a national securities exchange.






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